                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of Allied Healthcare International Inc. dated July 15, 2004 of our report dated December 10, 2003 (July 1, 2004 as to Note 16), insofar as such report relates to the consolidated financial statements and financial statement schedules of Allied Healthcare International Inc. for the year ended September 30, 2003, contained in Registration Statement No. 333-115559 of Allied Healthcare International Inc. on Form S-1 under the Securities Act of 1933.

We also consent to the incorporation by reference in Registration Statement No. 333-90890 of Allied Healthcare International Inc. on Form S-3 and Registration Statement No. 333-49387 of Allied Healthcare International Inc. on Form S-8 of our report dated December 10, 2003 (July 1, 2004 as to Note 16), insofar as such report relates to the consolidated financial statements and financial statement schedules of Allied Healthcare International Inc. for the year ended September 30, 2003, incorporated by reference in this Current Report on Form 8-K of Allied Healthcare International Inc. dated July 15, 2004.

/s/ Deloitte & Touche LLP

Jericho, New York
July 15, 2004